Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8800 Contact: Roland O. Burns Sr. Vice President and Chief Financial Officer Web Site: www.comstockresources.com
NEWS RELEASE
For Immediate Release
COMSTOCK RESOURCES, INC. REPORTS
THIRD QUARTER 2011 FINANCIAL AND OPERATING RESULTS
AND 2012 DRILLING BUDGET
FRISCO, TEXAS, October 31, 2011 — Comstock Resources, Inc. (“Comstock” or the “Company”) (NYSE: CRK) today reported financial and operating results for the three months and nine months ended September 30, 2011.
Financial Results for the Three Months and Nine Months Ended September 30, 2011
Comstock reported net income of $1.3 million or 3¢ per diluted share for the three months ended September 30, 2011 as compared to a net loss of $4.7 million or 10¢ per share for the three months ended September 30, 2010. The financial results include a gain realized from the sale of marketable securities of $2.5 million ($1.6 million after tax or 4¢ per share) for the three months ended September 30, 2011.
Comstock produced 26.2 billion cubic feet of natural gas equivalent (“Bcfe”) in the third quarter of 2011, an increase of 53% over the 17.2 Bcfe produced in the third quarter of 2010. Comstock’s daily production rate, which averaged 285 million cubic feet of natural gas equivalent (“MMcfe”) per day, grew 8% over the production rate in the second quarter of 2011, which averaged 263 MMcfe per day. Production from the Company’s Haynesville shale operations increased 15% from the prior quarter, averaging 200 MMcfe per day in the third quarter and accounting for 70% of the Company’s total production.
Comstock’s average realized natural gas price decreased 4% to $4.09 per Mcf in the third quarter of 2011 as compared to $4.24 per Mcf in the third quarter of 2010. The Company’s average realized oil price improved by 35% to $87.55 per barrel in the third quarter of 2011 as compared to $64.97 per barrel in the third quarter of 2010. The higher production level allowed the Company’s oil and gas sales to increase by 50% to $119.4 million in the third quarter of 2011 as compared to 2010’s third quarter sales of $79.7 million. Operating cash flow (before changes in working capital accounts) increased 81% to $85.5 million in the third quarter of 2011 from $47.3 million in 2010’s third quarter and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses in the quarter was up 72% to $94.2 million from $54.6 million in 2010’s third quarter.

Comstock had net income of $7.7 million or 16¢ per diluted share for the first nine months of 2011 as compared to net income of $1.0 million or 2¢ per diluted share for the nine months ended September 30, 2010. The financial results for the nine months ended September 30, 2011 include a gain realized from the sale of marketable securities of $32.2 million ($20.9 million after tax or 46¢ per share), impairments of leasehold costs of $9.8 million ($6.4 million after tax or 14¢ per share) and a loss on early retirement of debt of $1.1 million ($0.7 million after taxes or 2¢ per share). Net income for the nine months ended September 30, 2010 included a gain realized from sale of marketable securities of $5.7 million ($3.7 million after tax or 8¢ per share).
Comstock’s production in the first nine months of 2011 of 70.1 billion Bcfe was 25% higher than the 56.0 Bcfe produced in the first nine months of 2010. Natural gas prices have been weaker in the first nine months of 2011 as compared to 2010’s first nine months. Comstock’s average realized natural gas price decreased 10% to $4.09 per Mcf for the first nine months of 2011 as compared to $4.55 per Mcf for the first nine months of 2010. The Company’s average realized oil price improved by 39% to $92.59 per barrel for the first three quarters of 2011 as compared to $66.54 per barrel for the first three quarters of 2010. With higher production and lower natural gas prices, oil and gas sales increased by 16% to $319.9 million in the first nine months of 2011 as compared to 2010’s first nine months sales of $276.5 million. Operating cash flow (before changes in working capital accounts) of $218.8 million in the first nine months of 2011 increased 25% from 2010’s first nine months operating cash flow of $174.8 million. EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, increased 25% to $246.4 million in 2011’s first nine months from EBITDAX of $197.9 million for the same period in 2010.
2011 Drilling Results
Comstock reported on the results to date of its 2011 drilling program. During the first nine months of 2011, Comstock spent $443.4 million on its drilling program and $52.6 million to acquire acreage to support future exploration and development activity. The Company is expecting to spend a total of $575.0 million in 2011 to drill 88 wells (47.4 net) and to complete 35 (23.4 net) Haynesville shale wells drilled in 2010. Comstock expects to spend a total of $125.0 million on acreage acquisitions in 2011. In the first three quarters of 2011, Comstock has drilled 67 wells (33.9 net) and completed 77 wells (44.2 net). As of September 30, 2011 the Company also had nine wells (4.9 net) in the process of being drilled.
In the East Texas/North Louisiana region, Comstock has drilled 52 wells (21.6 net) in 2011, 51 of which were Haynesville or Bossier shale wells. During the first nine months of 2011, Comstock completed 65 (35.7 net) of its Haynesville or Bossier shale wells. Wells completed in the first nine months of the year were put on production at an average per well initial production rate of 10 MMcfe per day. As of September 30, 2011, Comstock had 21 (8.9 net) Haynesville or Bossier wells waiting on completion, down from 35 wells (23.4 net) at December 31, 2010.
In the South Texas region, the Company has drilled twelve Eagle Ford shale wells (12.0 net) in the first nine months of 2011. Comstock completed eight wells (8.0 net) including one well that was drilled in 2010. These wells had an average per well initial production rate of 683 barrels of oil equivalent (“BOE”) per day. In the third quarter of 2011, Comstock completed four wells in the Eagle Ford shale. The Cutter Creek #1H was drilled to a vertical depth of 9,970 feet with a 4,824 foot lateral. This well was tested at an initial rate of 575 barrels of oil per day and 0.2 MMcf of natural gas per day or 608 BOE per day. The Forrest Wheeler #1H was drilled to a vertical depth of 11,142 feet with a 5,458 foot lateral.

This well was tested at an initial rate of 480 barrels of oil per day and 0.7 MMcf of natural gas per day or 597 BOE per day. The Rancho Tres Hijos “A” #1H was drilled to a vertical depth of 10,911 feet with a 4,512 foot lateral. This well was tested at an initial rate of 465 barrels of oil per day and 0.6 MMcf of natural gas per day or 565 BOE per day. The Jupe “A” #1H was drilled to a vertical depth of 8,282 feet with a 7,101 foot lateral. This well was tested at an initial rate of 197 barrels of oil per day and 0.1 MMcf of natural gas per day or 218 BOE per day. All of the reported well results were obtained while following Comstock’s restricted choke program. Currently, Comstock also has five Eagle Ford shale wells that are being completed. Comstock has increased its Eagle Ford shale acreage in South Texas that is prospective for oil to approximately 28,000 net acres. Comstock completed lease acquisitions in the Eagle Ford shale that added approximately 6,000 net acres during October 2011.
2012 Capital Budget
Comstock also announced that it plans to spend approximately $396.0 million in 2012 for drilling and completion activities. Comstock expects to reduce the number of rigs drilling for natural gas in its Haynesville shale program to one from the three rigs that it is currently using. Comstock will add one drilling rig during 2012 to the two which are currently drilling for oil in its Eagle Ford shale development program in South Texas.
Comstock has budgeted to drill 71 wells (43.2 net) in 2012 as well as complete an additional 23 wells (20.3 net) which were drilled in 2011. Comstock plans to spend $104.0 million in its East Texas/North Louisiana operating region to drill 38 wells (13.3 net) which includes 37 (12.6 net) Haynesville or Bossier shale wells. $65.0 million will be spent to complete 17 wells (14.7 net) that were drilled in 2011. Comstock has budgeted to spend $207.0 million in its South Texas region to drill 32 (28.9 net) Eagle Ford shale horizontal wells in 2012 and $14.0 million to complete six wells (5.6 net) that were drilled in 2011. The remaining $6.0 million of expenditures in 2012 are budgeted for exploration and developmental activity on the Company’s other properties.
“Our 2012 drilling program will focus much of our drilling activity on growing our oil production while at the same time staying within the operating cash flow that we should generate,” stated M. Jay Allison, Chairman and Chief Executive Officer of Comstock. “To the extent that natural gas prices improve, we have the flexibility to increase our drilling activity in either the Eagle Ford shale or Haynesville shale depending on where we can generate the best returns.”
Comstock has planned a conference call for 9:30 a.m. Central Time on November 1, 2011, to discuss the operational and financial results for the third quarter of 2011. Investors wishing to participate should visit the Company’s website at www.comstockresources.com for a live web cast or dial 1-866-700-7101 (international dial-in use 617-213-8837) and provide access code 54819845 when prompted. A slide presentation on the financial results will be available on Comstock’s website at www.comstockresources.com. Click on “Presentations” to view the slides. If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock’s website at www.comstockresources.com. The web replay will be available for approximately one week. A replay of the conference call will be available beginning at 1:30 p.m. ET November 1, 2011 and will continue until 11:59 p.m. November 8, 2011. To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US). The conference call ID number is 60253347.

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.
Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana. The Company’s stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Oil and gas sales	$119,422	$79,720	$319,911	$276,491

Operating expenses:
Production taxes	141	3,062	2,230	9,543
Gathering and transportation	8,101	4,101	20,340	12,308
Lease operating	12,527	13,002	36,512	41,150
Exploration	447	1,238	10,066	2,506
Depreciation, depletion and amortization	77,518	46,796	212,532	163,603
Impairment of oil and gas properties	—	26	—	213
(Gain) loss on sale of properties	(26)	—	57	797
General and administrative	8,628	9,400	25,973	28,965

Total operating expenses	107,336	77,625	307,710	259,085

Operating income	12,086	2,095	12,201	17,406

Other income (expenses):
Interest and other income	187	105	580	408
Interest expense	(9,988)	(7,108)	(30,682)	(22,551)
Gain on sale of marketable securities	2,484	—	32,213	5,692

Total other income (expenses)	(7,317)	(7,003)	2,111	(16,451)

Income (loss) before income taxes	4,769	(4,908)	14,312	955
Benefit from (provision for) income taxes	(3,460)	208	(6,650)	68

Net income (loss)	$1,309	$(4,700)	$7,662	$1,023

Net income (loss) per share:
Basic	$0.03	$(0.10)	$0.16	$0.02

Diluted	$0.03	$(0.10)	$0.16	$0.02

Weighted average shares outstanding:
Basic	46,011	45,623	45,992	45,537

Diluted	46,011	45,623	45,992	45,589

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
OPERATING CASH FLOW:
Net income (loss)	$1,309	$(4,700)	$7,662	$1,023
Reconciling items:
Deferred income taxes	3,972	174	6,593	131
Depreciation, depletion and amortization	77,518	46,796	212,532	163,603
Dry hole costs and lease impairments	365	—	9,819	—
Impairment of oil and gas properties	—	26	—	213
Gain on sale of assets	(2,510)	—	(32,156)	(4,895)
Debt issuance costs and discount amortization	948	608	3,351	1,834
Stock-based compensation	3,946	4,388	10,958	12,930

Operating cash flow	85,548	47,292	218,759	174,839
Excess income taxes from stock-based compensation	—	28	612	(1,503)
Decrease (increase) in accounts receivable	1,673	9,550	(4,958)	8,096
Decrease (increase) in other current assets	10,729	(8)	2,275	49,428
Increase (decrease) in accounts payable and accrued expenses	1,697	(6,850)	861	18,376

Net cash provided by operating activities	$99,647	$50,012	$217,549	$249,236

EBITDAX:
Net income (loss)	$1,309	$(4,700)	$7,662	$1,023
Interest expense	9,988	7,108	30,682	22,551
Income taxes expense (benefit)	3,460	(208)	6,650	(68)
Depreciation, depletion and amortization	77,518	46,796	212,532	163,603
Exploration	447	1,238	10,066	2,506
Impairment of oil and gas properties	—	26	—	213
Gain on sale of assets	(2,510)	—	(32,156)	(4,895)
Stock-based compensation	3,946	4,388	10,958	12,930

EBITDAX	$94,158	$54,648	$246,394	$197,863

	As of September 30,
	2011	2010
BALANCE SHEET DATA:

Cash and cash equivalents	$4,544	$4,350
Marketable securities	31,707	70,661
Other current assets	53,477	35,761
Property and equipment, net	2,090,554	1,817,962
Other	15,863	7,856

Total assets	$2,196,145	$1,936,590

Current liabilities	$153,352	$104,577
Long-term debt	746,774	528,238
Deferred income taxes	223,237	224,686
Other non-current liabilities	9,649	9,575
Stockholders’ equity	1,063,133	1,069,514

Total liabilities and stockholders’ equity	$2,196,145	$1,936,590

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2011				For the Three Months Ended September 30, 2010
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	26	163	6	195	27	33	111	171
Gas production (MMcf)	21,710	2,714	633	25,057	12,134	3,404	616	16,154
Total production (MMcfe)	21,862	3,691	671	26,224	12,295	3,602	1,288	17,185

Oil sales	$1,963	$14,520	$543	$17,026	$1,932	$2,434	$6,797	$11,163
Gas sales	86,075	13,138	3,183	102,396	50,183	15,578	2,796	68,557

Total oil and gas sales	$88,038	$27,658	$3,726	$119,422	$52,115	$18,012	$9,593	$79,720

Average oil price (per barrel)	$76.93	$89.18	$88.54	$87.55	$71.71	$74.05	$60.68	$64.97
Average gas price (per Mcf)	$3.96	$4.84	$5.03	$4.09	$4.14	$4.58	$4.54	$4.24
Average price (per Mcfe)	$4.03	$7.49	$5.55	$4.55	$4.24	$5.00	$7.45	$4.64

Production taxes	$(1,103)	$1,155	$89	$141	$1,832	$700	$530	$3,062
Gathering and transportation	$7,630	$369	$102	$8,101	$3,574	$433	$94	$4,101
Lease operating	$8,188	$3,464	$875	$12,527	$7,076	$3,031	$2,895	$13,002
Production taxes (per Mcfe)	$(0.05)	$0.31	$0.13	$0.01	$0.15	$0.19	$0.41	$0.18
Gathering and transportation (per Mcfe)	$0.35	$0.10	$0.15	$0.31	$0.29	$0.12	$0.07	$0.24
Lease operating (per Mcfe)	$0.37	$0.94	$1.31	$0.47	$0.58	$0.85	$2.25	$0.75

Oil and Gas Capital Expenditures:
Leasehold costs	$10,509	$3,241	$2,911	$16,661	$11,023	$57,031	$30	$68,084
Exploratory drilling	4,201	7,721	—	11,922	26,423	6,376	—	32,799
Development drilling	64,350	50,969	757	116,076	44,992	(105)	1,404	46,291
Other development	1,706	512	77	2,295	342	1,026	259	1,627

Total	$80,766	$62,443	$3,745	$146,954	$82,780	$64,328	$1,693	$148,801

	For the Nine Months Ended September 30, 2011				For the Nine Months Ended September 30, 2010
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	89	385	18	492	114	114	329	557
Gas production (MMcf)	56,706	8,494	1,962	67,162	39,401	11,307	1,949	52,657
Total production (MMcfe)	57,237	10,801	2,075	70,113	40,085	11,993	3,924	56,002

Oil sales	$8,000	$35,885	$1,654	$45,539	$8,570	$8,571	$19,951	$37,092
Gas sales	224,069	40,458	9,845	274,372	174,031	55,637	9,731	239,399

Total oil and gas sales	$232,069	$76,343	$11,499	$319,911	$182,601	$64,208	$29,682	$276,491

Average oil price (per barrel)	$90.25	$93.32	$88.73	$92.59	$75.14	$75.01	$60.62	$66.54
Average gas price (per Mcf)	$3.95	$4.76	$5.02	$4.09	$4.42	$4.92	$4.99	$4.55
Average price (per Mcfe)	$4.05	$7.07	$5.54	$4.56	$4.56	$5.35	$7.56	$4.94

Production taxes	$(1,009)	$2,653	$586	$2,230	$6,618	$1,308	$1,617	$9,543
Gathering and transportation	$18,840	$1,182	$318	$20,340	$10,573	$1,443	$292	$12,308
Lease operating	$23,183	$10,451	$2,878	$36,512	$21,838	$10,360	$8,952	$41,150
Production taxes (per Mcfe)	$(0.02)	$0.25	$0.28	$0.03	$0.17	$0.11	$0.41	$0.17
Gathering and transportation (per Mcfe)	$0.33	$0.11	$0.15	$0.29	$0.26	$0.12	$0.07	$0.22
Lease operating (per Mcfe)	$0.41	$0.96	$1.39	$0.52	$0.54	$0.86	$2.29	$0.73

Oil and Gas Capital Expenditures:
Leasehold costs	$25,893	$22,506	$4,222	$52,621	$50,401	$79,875	$158	$130,434
Exploratory drilling	31,091	46,516	—	77,607	49,861	6,376	—	56,237
Development drilling	283,377	75,310	1,530	360,217	197,486	2,065	1,404	200,955
Other development	3,557	1,621	369	5,547	2,217	2,349	760	5,326

Total	$343,918	$145,953	$6,121	$495,992	$299,965	$90,665	$2,322	$392,952